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                                                                   Exhibit 11.01
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

                                         COOPER & CHYAN TECHNOLOGY, INC.
                                        COMPUTATION OF NET INCOME PER SHARE

                                             QUARTER ENDED    QUARTER ENDED   NINE MONTHS ENDED   NINE MONTHS ENDED
                                                                              -----------------   -----------------
                                              SEPTEMBER 30    SEPTEMBER 30      SEPTEMBER 30        SEPTEMBER 30
                                             --------------   -------------   -----------------   -----------------
                                                  1996            1995              1996                1995
                                             --------------   -------------   -----------------   -----------------
Net Income                                      $ 1,179,318        $311,375         $ 3,263,042            $833,603


Weighted average common shares outstanding       12,912,562       8,097,586          12,636,278           7,780,821
Weighted average common share equivalents         1,785,537         918,327           1,782,594           1,162,192
    related to stock options (using the
    Treasury Stock method)
Shares relating to SAB No 64 and 83                       -       1,494,598                   -           1,494,598
Convertible preferred stock                               -       1,480,000                   -           1,480,000
                                             ----------------------------------------------------------------------
Shares used in per share computation             14,698,099      11,990,511          14,418,872          11,917,611
                                             ----------------------------------------------------------------------

Net income per share                            $      0.08      $     0.03         $      0.23           $    0.07
                                             ======================================================================
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